Exhibit 5.1

30 Rockefeller Plaza New York, New York 10112-4498 TEL +1 212.408.2500 FAX +1 212.408.2501 BakerBotts.com	AUSTIN BEIJING Brussels DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

August 20, 2020
QVC, Inc.
1200 Wilson Drive
West Chester, Pennsylvania 19380

Ladies and Gentlemen:

QVC, Inc., a Delaware corporation (the “Company”), has engaged us to render the opinions expressed below in connection with the Company’s issuance of $500,000,000 aggregate principal amount of its 4.375% Senior Secured Notes due 2028 (the “Notes”) and the issuance of the related guarantees of the Notes by the subsidiary guarantors named in Schedule I hereto (“Subsidiary Guarantors”) (the “Guarantees”), as contemplated by the Registration Statement on Form S-3 (File No. 333-233799) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the Registration Statement on Form S-3 (File No. 333-244803), filed with the Commission pursuant to Rule 462(b) under the Act (the “462(b) Registration Statement”) and together with the Initial Registration Statement, the “Registration Statement”), relating to the offering of debt securities of the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act.

The Initial Registration Statement has been filed with the Commission and was declared effective by the Commission on October 3, 2019 and the 462(b) Registration Statement has been filed with the Commission and became effective upon filing. The Company’s prospectus dated October 3, 2019 and prospectus supplement dated August 13, 2020 relating to the Notes (collectively, the “Prospectus”) have been filed with the Commission pursuant to Rule 424(b) under the Act.

The Company the Subsidiary Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”), dated August 13, 2020, with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale by the Company to the Underwriters of the Notes to be issued pursuant to an indenture dated as of September 13, 2018 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of August 20, 2020 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), in each case among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

QVC, Inc.	- 2 -	August 20, 2020

In our capacity as counsel to the Company and the Subsidiary Guarantors in connection with the matters referred to above, we have examined the following: (i) the Restated Certificate of Incorporation of the Company, as amended to date; (ii) the Amended and Restated By-Laws of the Company, as amended to date; (iii) the organizational documents of each of the Subsidiary Guarantors; (iv) the Indenture; (v) the Guarantees to be entered into by the Subsidiary Guarantors in favor of the holders of the Notes concurrently with the issuance of the Notes under the Indenture (the “Notation of Guarantee”); (vi) the Underwriting Agreement; (vii) the Registration Statement and the Prospectus; (viii) originals, or copies certified or otherwise identified, of the corporate and limited liability company records of the Company, the Shareholder Director of the Company and the Subsidiary Guarantors, including minute books of the Company, the Shareholder Director of the Company and the Subsidiary Guarantors as furnished to us by the Company, the Shareholder Director of the Company and the Subsidiary Guarantors; (ix) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, the Shareholder Director of the Company and the Subsidiary Guarantors; and (x) statutes and other instruments and documents as a basis for the opinions hereinafter expressed. We have relied upon certificates of officers of the Company and the Subsidiary Guarantors and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies conformed with the originals of such documents.

In connection with this opinion, we have assumed that the Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Notes have been duly authorized for issuance by the Company and, when they have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and duly purchased and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (z) any implied covenants of good faith and fair dealing; and (ii) the Guarantees have been duly authorized by each Subsidiary Guarantor, and, when each Subsidiary Guarantor has duly executed and delivered the Notation of Guarantee and the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and duly purchased and paid for in accordance with the terms of the Underwriting Agreement, will constitute a valid and legally binding obligation of each such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (z) any implied covenants of good faith and fair dealing.

QVC, Inc.	- 3 -	August 20, 2020

The opinions set forth above are limited in all respects to matters of the laws of the States of New York, Texas and North Carolina, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case as in effect on the date hereof. With respect to all matters of North Carolina law, we have, with your approval, relied upon the opinion, dated as of the date hereof, of Womble Bond Dickenson (US) LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Womble Bond Dickenson (US) LLP. With respect to all matters of Texas law, we have, with your approval, relied upon the opinion, dated as of the date hereof, of Jackson Walker L.L.P., and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Jackson Walker L.L.P.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K and to the incorporation by reference of this opinion of counsel into the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

AV/CG/LKM/MT

Schedule I

List of Guarantors

Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Organization
Affiliate Investment, Inc.	Delaware
Affiliate Relations Holdings, Inc.	Delaware
AMI 2, Inc.	Delaware
AST Sub, Inc.	Delaware
ER Marks, Inc.	Delaware
Home Shopping Network En Espanol, L.L.C.	Delaware
Home Shopping Network En Espanol, L.P.	Delaware
H.O.T. Networks Holdings (Delaware) LLC	Delaware
HSN, Inc.	Delaware
HSNi, LLC	Delaware
HSN Holding LLC	Delaware
HSN of Nevada LLC	Delaware
Ingenious Designs LLC	Delaware
NLG Merger Corp.	Delaware
QVC Deutschland GP, Inc.	Delaware
QVC Rocky Mount, Inc.	North Carolina
QVC San Antonio, LLC	Texas
QVC Global Holdings I, Inc.	Delaware
QVC Global Holdings II, Inc.	Delaware
Ventana Television Holdings, Inc.	Delaware
Ventana Television, Inc.	Delaware